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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-44725) pertaining to the PRT Group, Inc. Amended and Restated 1996 Stock Incentive Plan, (Form S-8 No. 333-95247) pertaining to the PRT Group Inc. 401(k) Plan and (Form S-3 No. 333-36468) of our report dated April 4, 2001, with respect to the consolidated financial statements and schedule of enherent Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                       /s/ Ernst & Young LLP


New York, New York
April 4, 2001